PROSPECTUS SUPPLEMENT                           REGISTRATION NO. 333-96069
(To Prospectus dated February 17, 2006)         Filed Pursuant to Rule 424(b)(3)


                     [HOLDRS INTERNET INFRASTRUCTURE LOGO]


                        1,000,000,000 Depositary Receipts
                    Internet Infrastructure HOLDRS (SM) Trust

         This prospectus supplement supplements information contained in the prospectus dated February 17, 2006, relating to the sale of up to 1,000,000,000 depositary receipts by the Internet Infrastructure HOLDRS (SM) Trust.

         The share amounts specified in the table in the "Highlights of Internet Infrastructure HOLDRS" section of the base prospectus shall be replaced with the following:

                                                                                                   Primary
                                                                                     Share         Trading
                           Name of Company                            Ticker        Amounts         Market
           ----------------------------------------------             ------        -------         ------
           Akamai Technologies Inc.                                  AKAM           3              NASDAQ
           BEA Systems, Inc.                                         BEAS          10              NASDAQ
           Infospace Inc.                                            INSP          0.8             NASDAQ
           InterNAP Network Services Corporation                      IIP           5               AMEX
           NaviSite, Inc.                                            NAVI        0.13333           NASDAQ
           Openwave Systems Inc.                                     OPWV       1.073667           NASDAQ
           RealNetworks, Inc.                                        RNWK           6              NASDAQ
           VeriSign, Inc.                                            VRSN         6.15             NASDAQ
           Vignette Corporation                                      VIGN          0.6             NASDAQ
           Vitria Technology, Inc.                                   VITR           1              NASDAQ

         The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

            The date of this prospectus supplement is June 30, 2006.